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                                                                    EXHIBIT 99.1

                                     ONEIDA
                                  NEWS RELEASE

INVESTOR RELATIONS CONTACTS:                 PRESS CONTACTS:
Gregg Denny, Chief Financial Officer         David Gymburch, Corporate Public Relations
Oneida Ltd. (315) 361-3138                   Oneida Ltd. (315) 361-3271

FOR IMMEDIATE RELEASE

                      ONEIDA REPORTS FIRST QUARTER RESULTS

ONEIDA, NY- May 13, 2003 - Oneida Ltd. (NYSE:OCQ) today announced that operating results for the first quarter ended April 26, 2003 included a net loss of $3.4 million, equal to a loss of $0.21 per share on sales of $103.9 million. This compares to year-ago net income of $1.6 million, equal to earnings of $0.10 per share on sales of $115 million, for the first quarter of the fiscal year that ended January 2003.

EXTERNAL FACTORS HAVE SIGNIFICANT IMPACT

"While our business levels often are affected by external factors over which we have little or no control, several developments combined to have a negative impact on our first quarter performance," said Peter J. Kallet, Oneida Chairman and Chief Executive Officer. "We continued to be hampered by declining consumer confidence. Our retail accounts faced a lack of in-store traffic, which in turn slowed order flows for our products. The decrease in personal and business travel as well as less dining out continued to hurt our hotel, restaurant and resort accounts. Aggravating these conditions was the recent conflict in Iraq, which further eroded consumer confidence, and exceptionally bad weather conditions in February and March which discouraged consumer spending. Over the latter part of the quarter, the outbreak of the SARS virus affected our international operations by curtailing foreign travel and related economic activity. All of these factors magnified the impact of an already weak economy, limiting the demand for our products in both consumer and foodservice channels."

ADDRESSING THE CHALLENGES

"To address these challenges, we will continue to aggressively reduce expenses and streamline operations wherever possible as the year progresses," Mr. Kallet said. "Our streamlining efforts include the successful implementation on May 9 of the first production line in a new lean manufacturing system at our main flatware factory in Sherrill, N.Y. This system, to be completed in 2004, is expected to substantially reduce inventory costs while enhancing the performance and competitiveness of our domestic manufacturing. Additionally, in April we eliminated approximately 80 positions

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companywide. We recognize the hardships this action caused for our employees, but it was essential to balance staffing levels with current product demand to help maintain our competitiveness. Our long-term commitment is to reduce internal costs, including inventory and debt, and improve our cash flow."

                                    - more -

"Equally important for overcoming these difficult times is to continue to leverage the enduring strength of our brand, and our complete range of product offerings," Mr. Kallet added. "We recently introduced several promising new designs at a major consumer products trade show, along with upgrades in gift packaging, promotions and displays. Such offerings, marketed in tandem with the overall public awareness of the Oneida name, will help support our strategy to continue to gain market share in all of our divisions."

CONFERENCE CALL ON MAY 14

Oneida's management will host a conference call with analysts and investors on Wednesday, May 14, 2002 at 9 a.m. EST to discuss the first quarter results and operating performance. The conference call will be broadcast live over the Internet at www.oneida.com.To access the webcast, participants should visit the Investor Relations section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast can be accessed one hour after the conference call, and will be available for 30 days.

Oneida Ltd. is a leading manufacturer and marketer of flatware and dinnerware for both the consumer and foodservice industries worldwide. Oneida also is a leading marketer of a variety of crystal, glassware and metal serveware for those industries.

Statements contained in this press release that state that certain results are "expected" or "anticipated" to occur, or otherwise state the company's predictions for the future, are forward looking statements. These particular forward-looking statements and all other statements that are not historical facts, are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include, but are not limited to: changes in national or international political conditions; terrorist attacks; general economic conditions in the Company's own markets and related markets;
difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's major customers; underutilization of the Company's plants and factories; impact of changes in accounting standards; potential legal proceedings; changes in pension and retiree medical costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

                              - Tables to follow -

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                                   ONEIDA LTD.
                     CONDENSED CONSOLIDATED INCOME STATEMENT
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

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
                                                           FOR THE
                                                      THREE MONTHS ENDED
                                               April 26, 2003      April 27, 2002
                                               --------------      --------------
Net Sales                                          $103.9              $115.0
Cost of Sales                                        74.4                77.5
                                                   ------              ------
Gross Profit                                         29.5                37.5
Operating Revenues                                     .4                  .4
Selling, Distribution & Administrative               31.6                31.6
                                                   ------              ------
     Operating Income (Loss)                         (1.7)                6.3
Other (Income) Expense - Net                           .2                 (.4)
Interest Expense                                      3.5                 4.1
                                                   ------              ------
Income before Income Taxes                           (5.4)                2.6
(Provision) Benefit for Income Taxes                  2.0                (1.0)
                                                   ------              ------
     Net Income (Loss)                              $(3.4)               $1.6
Net Income (Loss) per share:
     Basic                                          $(.21)               $.10
     Diluted                                        $(.21)               $.10
Weighted Average Shares:
     Basic                                         16,556              16,530
     Diluted                                       16,566              16,558

                                    - more -

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                                   ONEIDA LTD.
                             CONDENSED BALANCE SHEET
                              (Millions of dollars)

ASSETS                                    April 26, 2003     January 25, 2003
------                                    --------------     ----------------
Cash                                           $  3.2             $  2.6
Accounts Receivable - Net                        70.5               78.0
Inventory                                       175.4              167.6
Other Current Assets                              8.9                9.3
                                               ------             ------
       Total Current Assets                     258.0              257.5
Plant and Equipment - Net                       101.3              102.4
Intangibles                                     133.7              133.9
Other Assets                                     32.4               31.3
                                               ------             ------
       Total Assets                            $525.4             $525.1

LIABILITIES
Accounts Payable & Accrued Liabilities         $ 56.6             $ 59.9
Short-Term Debt                                   8.9                8.5
Current Portion of Long-Term Debt                 7.6                6.4
                                               ------             ------
       Total Current Liabilities                 73.1               74.8
Long-Term Debt                                  226.0              219.0
Other Liabilities                               100.5              101.9
Shareholders' Equity                            125.8              129.4
                                               ------             ------
       Total Liabilities & Equity              $525.4             $525.1
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                          CONDENSED CASH FLOW STATEMENT
                                 APRIL 2003/2002
                              (Millions of dollars)

                                             Quarter ended        Quarter ended
                                              April 2003           April 2002
                                              ----------           ----------
Net income (Loss)                              $(3.4)               $  1.6
Add: depreciation & amortization                 4.0                   4.1
Net working capital changes                     (3.3)                  6.4
Capital expenditures                            (2.2)                 (1.9)
Stock sales and purchases - net                   .1                    .1
Proceeds (payments) of debt                      8.6                 (15.2)
Dividends paid                                   (.4)                  (.4)
Other - net                                     (2.8)                 (1.2)
                                               -----                ------
Increase (Decrease) in Cash                    $  .6                $ (6.5)
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